UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 19, 2009

Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Compensatory Arrangements of Certain Officers.

On March 18, 2009, the Company and the Company’s subsidiary, Community Bank, N.A. (“Bank”), entered into an Employment Agreement with Mark E. Tryniski, the Company’s and the Bank’s President and Chief Executive Officer (the “Employment Agreement”).  The Employment Agreement with Mr. Tryniski supersedes the prior employment agreement which expired on December 31, 2008 among the Company, the Bank, and Mr. Tryniski.  As described below, the new Employment Agreement generally continues the format and terms of the prior agreement and contains amended provisions intended to update the terms and to comply with the new requirements under Section 409A of the Internal Revenue Code, as amended.

The Employment Agreement provides that Mr. Tryniski shall serve as the President and Chief Executive Officer of the Company and the Bank during the period from January 1, 2009 to December 31, 2011.  Under the terms of the agreement, the Company shall pay a base salary at an annual rate of at least $454,000, which will be reviewed and adjusted in future years in accordance with the Company’s regular payroll practices for executive employees.  Mr. Tryniski will be eligible to receive annual incentive compensation under the terms of the Company’s Management Incentive Plan (“MIP”), as approved by the Company’s Board of Directors.  The Employment Agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Tryniski’s death or disability.  The Employment Agreement provides for severance pay, in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) 200% of the sum of Mr. Tryniski’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Tryniski through the unexpired term of his employment.  In the event that Mr. Tryniski’s employment is terminated solely because the Company elects not to renew or extend the Employment Agreement at the end of its term for reasons other than cause, Mr. Tryniski is entitled to severance pay equal to 200% of the sum of his then current base salary plus the most recent payment to him under the MIP.  If Mr. Tryniski’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control, or if Mr. Tryniski voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary plus his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period.

The foregoing description of the Employment Agreement is qualified in its entirety by the terms of such agreement, a copy of which is attached as an exhibit to this filing and incorporated herein by reference, and by the terms of Mr. Tryniski’s current Supplemental Retirement Plan Agreement, a copy of which is also attached as an exhibit to this filing and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits:

10.1	Employment Agreement, dated March 18, 2009, by and among Community Bank System, Inc., Community Bank, N.A. and Mark E. Tryniski.

10.2	Supplemental Retirement Plan Agreement, dated December 30, 2008, by and among Community Bank System, Inc., Community Bank, N.A. and Mark E. Tryniski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ Mark E. Tryniski
Name:  Mark E. Tryniski
Title:  President and Chief Executive Officer

Dated:  March 18, 2009

EXHIBIT INDEX

Exhibit No.                                                                   Description

10.1	Employment Agreement, dated March 18, 2009, by and among Community Bank System, Inc., Community Bank, N.A. and Mark E. Tryniski attached hereto.

10.2	Supplemental Retirement Plan Agreement, dated December 30, 2008, by and among Community Bank System, Inc., Community Bank, N.A. and Mark E. Tryniski.